Exhibit 99.2

Offer to Purchase

CYPRESS CREEK PRIVATE STRATEGIES TEI FUND, L.P.

P.O. Box 2175

Milwaukee, WI 53201

Offer to Purchase

Limited Partnership Interests

Dated August 13, 2021

The Offer Will Expire at

Midnight, Central Time, on September 13, 2021,

Unless the Offer is Extended

To the Investors of Cypress Creek Private Strategies TEI Fund, L.P.:

The Cypress Creek Private Strategies TEI Fund, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase on the terms and conditions set forth in this offer to purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the “Offer”) Interests with an aggregate value of $50,000,000, at a 25% discount to net asset value as described below, in exchange for an aggregate amount of cash up to $37,500,000 (the “Offer Amount”; as used in the Offer, the term “Interest” or “Interests,” as the context requires, shall refer to interests in the Fund and portions thereof representing limited partnership interests in the Fund and those interests and portions thereof that have been tendered for repurchase) in the Fund or portions thereof pursuant to tenders by Partners at a price calculated in accordance with the definition of “Purchase Price” as set forth herein as of September 30, 2021. The Offer is currently scheduled to expire at midnight, Central Time, on September 13, 2021 (such time and date, as it may be extended, the “Expiration Date”). The Offer is being made to all Partners and is subject to certain conditions described below. The Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Amended and Restated Agreement of Limited Partnership dated as of June 17, 2021 (the “LP Agreement”).

The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in Cypress Creek Private Strategies Master Fund, L.P. (the “Master Fund”). Each of the Feeder Funds is making a concurrent cash repurchase offer to its investors. The Offer is conditioned upon, among other things, a minimum participation by investors across all Feeder Fund repurchase offers of an amount of aggregate Feeder Fund interests (including Fund Interests) with a value of $10,000,000 as of the Effective Date before applying the Purchase Price formula as described below (the “Minimum Participation Requirement”). If the Minimum Participation Requirement is not met, and the Investment Adviser does not elect to waive this condition, the Fund will be unable to sell Master Fund interests to the Third Party Feeder and the Offer may be cancelled, in which case Interests will not be repurchased. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder.

As discussed in the Fund’s December 2020 Proxy Statement, the Fund is making a cash repurchase offer to provide Partners the opportunity to liquidate their Interests (or a portion thereof). The Purchase Price is less than the net asset value of the Interests and may be less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar

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basis) that they would otherwise receive over time if they held their Interests. The actual amount which Partners could receive for Interests in the future and the timing of any such liquidation opportunities is uncertain. In order to participate in the Offer, a Partner must tender their entire Interest in the Fund. Partial Interests tendered for repurchase will not be accepted by the Fund.

Partners who desire to retain their investment in the Fund may ignore the Offer.

Proceeds for Interests tendered and accepted will be paid in cash. Bouldin Avenue Capital, LLC, an entity unaffiliated with the Fund and the Investment Adviser, has offered, on behalf of one or more newly formed funds it manages, to purchase Master Fund interests held by the Fund (and the other Feeder Funds) with an aggregate value of $50,000,000, at a 25% discount to net asset value as described below, in exchange for an aggregate amount of cash up to $37,500,000. In order to provide Partners an opportunity for liquidity, albeit at a discount to net asset value reflecting the possible sale of Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC, the Fund, the Master Fund and the other Feeder Funds have entered into an agreement (“Purchase and Sale Agreement”) with the funds managed by Bouldin Avenue Capital, LLC. To the extent Partners tender their interests to the Fund and the Fund sells Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC reflecting such tenders to the Fund, the funds managed by Bouldin Avenue Capital, LLC will become third party feeder funds (collectively referred to herein as the “Third Party Feeder”) by owning the Master Fund interests, and thereafter will hold such interests on the same terms as the Fund and other Feeder Funds. The Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund or Endowment Advisers, L.P. (the “Investment Adviser). The Third Party Feeder will purchase Master Fund interests held by the Fund at a price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Interests tendered in response to the Offer at the same discount to net asset value. The Fund, through the Offer, is offering to repurchase Interests at the same price to be paid by the Third Party Feeder in connection with its purchase of the Master Fund interests from the Fund.

Partners are not tendering Interests to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder.

Partners desiring to tender all or any portion of their Interests in accordance with the terms of the Offer should complete and sign the appropriate forms in accordance with the procedures in the Offer to Purchase.

IMPORTANT

NONE OF THE FUND, THE INVESTMENT ADVISER OR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY INVESTOR AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

THE PURCHASE PRICE FOR INTERESTS TENDERED PURSUANT TO THE OFFER WILL BE BELOW THE NET ASSET VALUE OF THE INTERESTS.

BECAUSE EACH PARTNER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER

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OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer to Purchase may be directed to your Financial Advisor or Portfolio Manager.

Endowment Advisers, L.P. P.O. Box 2175 Milwaukee, WI 53201 Phone: (800) 725-9456

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CYPRESS CREEK PRIVATE STRATEGIES TEI FUND, L.P.

OFFER to PURCHASE

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SUMMARY TERM SHEET

•	As discussed in the Fund’s December 2020 Proxy Statement, the Fund is making a cash repurchase offer to provide Partners the opportunity to liquidate their Interests (or a portion thereof). Capitalized terms used in the Offer filing but not otherwise defined shall have the meanings ascribed to them in the Fund’s Amended and Restated Agreement of Limited Partnership dated as of June 17, 2021 (the “LP Agreement”). The Offer is being made simultaneously with tender offers by the other Feeder Funds (as defined below), and is contingent upon the satisfaction of certain conditions set forth herein.

•	The Purchase Price is less than the net asset value of the Interests and may be less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Interests. In order to participate in the Offer, a Partner must tender their entire Interest in the Fund. Partial Interests tendered for repurchase will not be accepted by the Fund. The actual amount which Partners could receive for Interests in the future and the timing of any such liquidation opportunities is uncertain. The estimated purchase price for each tendered Interest will be calculated in accordance with the definition of the “Purchase Price” as set forth herein as of September 30, 2021 (the “Effective Date”).

•	The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in Cypress Creek Private Strategies Master Fund, L.P. (the “Master Fund”). The Offer is conditioned upon the satisfaction of certain conditions set forth in the Purchase and Sale Agreement, which specifies, among other things, a minimum participation across all Feeder Fund repurchase offers of an amount of aggregate Feeder Fund interests (including Interests) with a value of $10,000,000 as of the Effective Date before applying the Purchase Price formula as described below (the “Minimum Participation Requirement”). If the Minimum Participation Requirement is not met, and the Investment Adviser does not elect to waive this condition, the Fund will be unable to sell Master Fund interests to the Third Party Feeder and the Offer may be cancelled, in which case Interests will not be repurchased. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder. In addition, if the participation across all Feeder Fund repurchase offers as of the Effective Date, after applying the Purchase Price formula as described below, exceeds $37,500,000 ($50,000,000 of undiscounted Interests) of aggregate Feeder Fund interests (including Interests), the Third Party Feeder will pro rata reduce its purchase of Master Fund interests from the Fund and the other Feeder Funds reflecting the proportionate amount of the aggregate Master Fund net asset value that the Fund and each other Feeder Fund had offered to sell based on Partner participation. As a result, the Fund may repurchase less than the full amount of Interests that you have tendered. After the Expiration Date, any Partner tendering Interests may inquire of Endowment Advisers, L.P. (the “Investment Adviser”), to the approximate percentage of any anticipated pro ration of the Interests to be repurchased in the Offer. The Board of the Fund has approved a tender offer for the Fund’s outstanding Interests. The Offer will remain open until midnight, Central Time, on September 13, 2021, but the Fund may extend this date (such time and date, as it may be extended, the “Expiration Date”). The Offer may be extended for the purpose of meeting the Minimum Participation Requirement or certain other conditions to the Offer.

•	As noted below, the Fund may be subject to limited liquidity during the Transition (as defined below), and transfers and sales of Interests are strictly limited under the LP Agreement.

•	The Fund is conducting the Offer as a one-time offer. Proceeds for Interests tendered and accepted will be paid in cash. Bouldin Avenue Capital, LLC, an entity unaffiliated with the Fund and the Investment Adviser, has offered, on behalf of one or more newly formed funds it manages, to purchase Master Fund interests held by the Fund (and the other Feeder Funds) with an aggregate value of $50,000,000, at a 25% discount to net asset value as described below, in exchange for an aggregate amount of cash up to $37,500,000. In order to provide Partners an opportunity for liquidity, albeit at a discount to net asset value reflecting the possible sale of Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC, the Fund, the Master Fund and other Feeder Funds have entered into an agreement (the “Purchase and Sale Agreement”) with the funds managed by Bouldin Avenue Capital, LLC. To the extent Partners tender their interests to the Fund and the Fund sells Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC reflecting such tenders to the Fund, the funds managed by Bouldin Avenue Capital, LLC will become third party feeder funds (collectively referred to herein as the “Third Party Feeder”) by owning the Master Fund interests, and thereafter will hold such interests on the same terms as the Fund and other Feeder Funds. The Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund and the Adviser. If the Minimum Participation Requirement and other conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder and/or the Investment Adviser, waived), the Third Party Feeder will purchase Master Fund interests held by the Fund at a purchase price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Interests tendered in response to the Offer. The Fund, through the Offer, is offering to repurchase Interests at the same price to be paid by the Third Party Feeder in connection with its purchase of the Master Fund interests from the Fund.

•	Investors are not tendering Interests to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder. As discussed in more detail below, the Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund or the Investment Adviser, who have made, in the course of analyzing the purchase price offered in the Purchase and Sale Agreement, professional determinations with respect to the Master Fund and its potential. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Partners. To the extent any Partner participates in the Offer, such Partner will necessarily be foregoing any return from the Fund and the Master Fund with respect to Interests tendered in the Offer.

•	The Offer remains open until the Expiration Date, unless extended. You may withdraw by right your Interest at any time until the earlier to occur of the date such tenders Interests are accepted or the Effective Date. Following the acceptance of Interests for purchase in the Offer, you will not have the right to withdraw your tendered Interests. If you would like to tender your Interests, you should read and complete a Letter of Transmittal (the enclosed Tender Offer Form will suffice), enclosed with the Offer to Purchase, and contact your financial advisor for specific return instructions. Allow for additional processing time by your financial intermediary if necessary as the form must ultimately be submitted to the Investment Adviser, at P.O. Box 2175 Milwaukee, WI 53201 or faxed to the Investment Adviser at (816) 860-3140, Attention: Cypress Creek Private Strategies Funds.

•	Please note that although you have the opportunity to have your Interests repurchased, we have the right, subject to applicable law and the conditions described herein, to cancel, amend or postpone the Offer prior to the earlier to occur of the Expiration Date (as such may be extended) or when the tendered Interests have been accepted by the Fund.

•	If you do not wish to tender your Interests, you may ignore the Offer.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide Partners with a liquidity option during the Transition. Transfers and sales of Interests are strictly limited by the LP Agreement.

The Fund is one of multiple Feeder Funds that invest substantially all of their assets in the Master Fund. Pursuant to the Purchase and Sale Agreement and assuming the Minimum Participation Requirement is met, the Third Party Feeder will acquire Master Fund interests from the Fund and other Feeder Funds. As a result of the Offer, the Third Party Feeder (and its investors) owning a significant amount of the Master Fund’s interests may be deemed to be a control person of the Master Fund.

Interests that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased and cancelled by the Fund, resulting in a potential increase in the expenses borne by remaining Partners in the Fund.

2. Offer to Purchase and Price. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to the Offer Amount of outstanding Interests that are properly tendered by and not withdrawn before the Expiration Date.

All Partners will receive the same proceeds on a per Interest basis. The purchase of Interests in the Offer shall be made at a price (the “Purchase Price”) determined by the pricing formula below.

Purchase Price = Base Value * (1 - Discount Percentage)

The “Base Value” for each Partner will be the net asset value of the Fund determined as of September 30, 2021 attributable to such Partner. For example, if a partner’s capital account balance is valued at $100 as of September 30, 2021, the Base Value for such Partner is $100.

The “Discount Percentage” is 25%.

As an example, if a Partner has a Base Value as of September 30, 2021 of $100, and assuming no pro rata reductions occur, such Partner would receive a Purchase Price of $75, because $100 * (1 - 0.25) = $75.

Oversubscription and Execution on a Pro Rata Basis: If the aggregate value as of the Effective Date of the Interests tendered to the Fund, after applying the discount, exceed the amount of the Offer, all Partners tendering will be pro rata reduced and the Fund will attempt to sell the maximum $37,500,000 ($50,000,000 of undiscounted Interests) amount of Master Fund interests to the Third Party Feeder. If Partners tender less than the Offer, the Fund will not initially reduce the amount of the Offer. In addition, however, if participation across all Feeder Fund repurchase offers as of the Effective Date, after applying the Purchase Price formula as described above, exceeds $37,500,000 ($50,000,000 of undiscounted Interests) of aggregate Feeder Fund interests (including Interests), the Third Party Feeder will pro rata reduce its purchase of Master Fund interests from the Fund and the other Feeder Funds reflecting the proportionate amount of the aggregate Master Fund net asset value that the Fund and each other Feeder Fund had offered to sell based on Partner participation. As a result, the Fund may repurchase less than the full amount of Interests that you have tendered. After the Expiration Date, any Partner tendering Interests may inquire of the Investment Adviser to the approximate percentage of any anticipated pro ration of the Offer.

The value of the Master Fund’s assets may increase over time, and any Partner tendering Interests that are accepted by the Fund in the Offer will not benefit from any future increase in value with respect to tendered Interests.

The Fund reserves the right to extend, amend or cancel the Offer as described herein. The Fund may extend the Offer to meet the Minimum Participation Requirement or other conditions to the Offer.

None of the Investment Adviser nor its affiliates will participate in the Offer by tendering any Interests they may hold.

3. Amount of Tender. Subject to the conditions set forth herein, all Interests tendered will be accepted for repurchase by the Fund unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, in accordance with the terms and conditions hereof.

At the present time, certain Managers, members of the Board and officers of the Fund or of a Fund affiliate have not indicated their intentions to have their Interests acquired in the Offer (or to have their interests of other feeder funds of the Master Fund acquired in parallel tender offers being made simultaneously with this tender offer by such other feeder funds of the Master Fund).

4. Procedure for Tenders. Investors wishing to tender Interests pursuant to the Offer should read and complete and execute the Letter of Transmittal (the enclosed Tender Offer Form will suffice) and contact their financial advisor as the financial intermediary may have specific instructions that need to be followed. Please allow for additional processing time by your financial intermediary if necessary as the form must ultimately be received by the Investment Adviser, either by mail to the Investment Adviser, at P.O. Box 2175 Milwaukee, WI 53201, or faxed or by fax to the Investment Adviser at (816) 860-3140, Attention: Cypress Creek Private Strategies Funds, prior to the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. A Partner choosing to fax a Letter of Transmittal should also send the original completed and executed Letter of Transmittal (the enclosed Tender Offer Form will suffice) promptly thereafter to the Investment Adviser or to their Financial Advisor or Portfolio Manager.

Investors wishing to confirm receipt of a Letter of Transmittal may contact the UMB shareholder services group at (855)-553-5503. The method of delivery of any documents is at the election and complete risk of the Partner tendering an Interest, including, but not limited to, the failure of the Investment Adviser to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular Partner, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Fund nor the Investment Adviser nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. You may withdraw by right your Interest at any time until the earlier to occur of the date such tender Interests are accepted by the Fund or the Effective Date. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such Interests. To be effective, any notice of withdrawal must be timely received by the Investment Adviser by mail or fax. A form to use to give notice of withdrawal is available by calling the Support Desk of the Investment Adviser at (800) 725-9456. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be re-tendered prior to the Expiration Date by following the procedures for tenders described above.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted Interests that are tendered when the Fund gives written notice to the tendering Partner of the Fund’s election to purchase such Interests. Payment for Interests will be made as promptly as possible, although settlement of the Offer and payment of the Purchase Price will be delayed beyond the Effective Date. The estimated net asset value will be determined after all allocations to capital accounts of the investors required to be made by the LP Agreement have been made.

The Purchase Price will be paid in cash. Please see section 2 for a detailed description of the Purchase Price, which is less than the net asset value of Interests and may be materially less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Interests. The actual amount which Partners could receive for Interests in the future and the timing of any such liquidation opportunities is uncertain.

The valuations reported by the Investment Funds, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that later time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Investment Funds’ independent auditors and generally will be adjusted as a result of such audits. The Fund anticipates such adjustments could be material and likely will result in adjustments of the Fund’s net asset value at the time of the Fund’s annual audit following the end of its fiscal year. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision would not affect the amount of the repurchase proceeds of the Fund received by Partners who had their Interests repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations affect the Fund’s net asset value, the Partners may be adversely affected by prior repurchases to the benefit of Partners who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the remaining Partners’ Interests and to the detriment of Partners who previously had their Interests repurchased at a net asset value lower than the adjusted amount.

The repurchase of Interests is subject to regulatory requirements imposed by the Securities and Exchange Commission (“SEC”). The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Conditions of the Offer are set forth in section 7 below.

Each Partner whose Interest (or a prorated portion thereof if the Offer is oversubscribed) has been accepted for repurchase will continue to be a Partner of the Fund until the Effective Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Effective Date. Moreover, the capital account maintained in respect of a Partner whose Interest (or portion thereof) has been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Effective Date, and such Partner’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Effective Date.

The Fund will not impose any charges on Partners participating, and all Partners will be subject to the same terms. Interests will be repurchased at a price that reflects a discount to net asset value as described herein.

7. Certain Conditions of the Offer. The Fund reserves the right, subject to applicable law, at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is pending by notifying Partners of such extension. If the Fund extends the period during which the Offer is open, the Effective Date may, in the discretion of the Board, be delayed to a later date. During any extension of the Offer, all Interests previously tendered and not withdrawn will remain subject to the Offer.

The Fund may amend the Offer or postpone the acceptance of tenders made pursuant to the Offer (and, by extension, the Effective Date) in order to allow for the conditions described above to be satisfied. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent required, extend the period of time during which the Offer is open as provided above and will promptly notify Partners.

8. Certain Information About the Fund. There have been no transactions in the Fund’s securities affected in the past sixty days. The principal executive office of the Fund is located at 712 W. 34th Street, Suite 201, Austin, Texas 78705 and the telephone number is (800) 725-9456. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement.

Based on June 30, 2021 estimated values, Mr. William P. Prather III, Manager, Director and Principal Executive Officer of the Fund, does not have any direct beneficial ownership in the Fund, but beneficially owns an aggregate of $119,285 of the interests in the fund complex, which includes the Feeder Funds, the Master Fund, and other funds not involved in the Offer (the “Fund Complex”).

Based on June 30, 2021 estimated values, Mr. Richard A. Rincon, Manager, Vice President, Treasurer and Secretary of the Fund, does not have any direct beneficial ownership in the Fund, but beneficially owns an aggregate of $119,285 of the interests in the Fund Complex.

None of the other directors of the Fund have any beneficial ownership in the Fund Complex.

The Fund does not have any plans or proposals that relate to or would result in: (1) an extraordinary transaction, such as a merger, reorganization, or liquidation involving the Fund; (2) other than as described herein, the acquisition by any of the above of additional Interests in the Fund, or the disposition of Interests in the Fund; (3) other than as described herein, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) other than as described herein, any change in the identity of the

Investment Adviser or the Managers or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director or to change any material term of the investment advisory arrangements with the Investment Adviser; (5) any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policies, as amended, for which a vote would be required by Section 13 of the 1940 Act; (6) any acquisition by any person of additional securities of the Fund, or, other than as described herein, the disposition of securities in the Fund; or (7) any changes in the LP Agreement or other actions that might impede the acquisition of control of the Fund by any person.

The Master Fund and the Feeder Funds (including the Fund) have negotiated and entered into the Purchase and Sale Agreement with the Third Party Feeder. Under the Purchase and Sale Agreement, the Third Party Feeder has agreed to purchase Master Fund interests held by the Fund (and the other Feeder Funds) at a discount to net asset value corresponding to the Purchase Price reflected in the Offer. The Purchase and Sale Agreement is subject to certain conditions, including the requirement of a minimum participation of Feeder Fund investors holding interests, in the aggregate, equal to the Minimum Participation Requirement. If the Minimum Participation Requirement is not met, the Offer may be cancelled, in which case Interests would not be accepted for repurchase and Partners would remain invested in the Fund. If the Minimum Participation Requirement and other conditions of the Offer are met or waived by the Third Party Feeder and/or the Investment Adviser, the Third Party Feeder will purchase Master Fund interests from the Fund at the agreed upon purchase price. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder. In addition, if the participation in the aggregate across all Feeder Fund repurchase offers as of the Effective Date, after applying the Purchase Price formula as described above, exceeds $37,500,000 ($50,000,000 of undiscounted Interests) of aggregate Feeder Fund interests (including Interests), the Third Party Feeder will pro rata reduce its purchase of Master Fund interests from the Fund and the other Feeder Funds reflecting the proportionate amount of the aggregate Master Fund net asset value that the Fund and each other Feeder Fund had offered to sell based on Partner participation. The agreed upon purchase price is reflected in the Purchase Price of the Offer such that the purchase price the Third Party Feeder pays for the Fund’s Master Fund interests will equal the Purchase Price the Fund pays Partners for tendered Interests.

The Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund or the Investment Adviser. If the Minimum Participation Requirement and other conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder and/or the Investment Adviser, waived) and the purchase of Interests by the Third Party Feeder is completed, the Offer will result in the Third Party Feeder acquiring a potentially significant interest in the Master Fund. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Fund Partners. All Master Fund interests are equal, but to the extent that the interests of investors in the Third Party Feeder hereto conflict with those of the Fund or Partners, the Third Party Feeder investors’ interests by voting could have a significant effect on determining the outcome of any Master Fund votes, which could adversely affect the Fund and the Partners.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from Partners pursuant to the Offer. Investors should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

A Partner who tenders all of its Interests to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Partner and such Partner’s adjusted tax basis in its Interests. The amount realized will include the investor’s allocable share of the Fund’s nonrecourse borrowings (as defined for Federal income tax purposes), if any. Gain, if any, will be recognized by a tendering Partner only as and after the total proceeds received by such Partner exceed the investor’s adjusted tax basis in its Interests. A Partner’s tax basis in its Interests generally will be adjusted for Fund income, gain, deduction or loss allocated, for tax purposes, to the Partner for periods prior to the purchase of the Interests by the Fund. A tax loss, if any, will be recognized by the Partner only after the tendering Partner has received full payment from the Fund. This capital gain or loss will be short-term or long-term depending upon the Partner’s holding period for its Interests at the time the gain or loss is recognized. United States Treasury Regulations provide that a Partner may have a fragmented holding period for its Interests if the Partner has made contributions to the Fund at different times. However, a tendering Partner will recognize ordinary income to the extent such Partner’s allocable share of the Fund’s “unrealized receivables” or items of Fund inventory exceeds the Partner’s basis in such unrealized receivables or items of Fund inventory, as determined pursuant to the United States Treasury Regulations. For these purposes, accrued but untaxed market discount if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the tendering Partner. If the Offer is oversubscribed, and as a result less than all of a Partner’s Interests are tendered to the Fund for repurchase, the Partner will recognize gain (but not loss) in a similar manner only to the extent that the amount of the proceeds received exceeds such Partner’s adjusted tax basis in its Interests.

Pursuant to the authority granted to it under the LP Agreement, the Investment Adviser may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Partner to the extent its proceeds would otherwise exceed its adjusted tax basis in its Interests. Such a special allocation may result in the withdrawing Partner recognizing capital gain, which may include short-term gain, in the Partner’s last taxable year in the Fund, thereby reducing the amount of any long-term capital gain recognized during the tax year in which it receives its proceeds upon withdrawal.

Such gain, if recognized by a Partner that is a tax-exempt entity, should not constitute unrelated business taxable income, unless such Partner has incurred acquisition indebtedness with respect to its Interests in the Fund.

The Third Party Feeder’s purchase of Master Fund interests held by the Cypress Creek Private Strategies Offshore TEI Fund, Ltd. (through which the Fund invests in the Master Fund) (the “Offshore Fund”) will result in the recognition of certain gain taxable to the Offshore Fund as income “effectively connected” with any U.S. trade or business conducted, or United States real property interests held, by certain Investment Funds in which the Master Fund invests. Any such gain will be taxable to the Offshore Fund at the U.S. corporate income tax rate of 21%, together with a branch profits tax of 30% on the “dividend equivalent amount” remaining after the corporate income tax is applied. Estimated taxes will be withheld from the portion of purchase price expected to constitute such effectively connected income. The identification of assets that might result in such effectively connected income and the calculation of gain attributable to such assets are both difficult, and in making such determinations the Master Fund and the Offshore Fund must rely in large part on estimates based upon information provided by the Investment Funds in which the Master Fund invests, which information may be limited. Taxes resulting from the recognition of such gain will reduce the value of the Offshore Fund and the amount received by tendering Partners.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, investors in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at (800) 725-9456 or from the SEC’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. For more information about its operation, call (202) 551-8090.

Financial Statements

The audited financial statements of the Fund for the fiscal year ended December 31, 2020, and the schedule of investments dated December 31, 2020, both filed with the SEC on EDGAR on Form N-CSR on March 10, 2021, are hereby incorporated by reference.

Offer to Purchase

Clients of Merrill Lynch

CYPRESS CREEK PRIVATE STRATEGIES TEI FUND, L.P.

P.O. Box 2175

Milwaukee, WI 53201

Offer to Purchase

Limited Partnership Interests

Dated August 13, 2021

The Offer Will Expire at

Midnight, Central Time, on September 13, 2021,

Unless the Offer is Extended

To the Investors of Cypress Creek Private Strategies TEI Fund, L.P.:

The Cypress Creek Private Strategies TEI Fund, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase on the terms and conditions set forth in this offer to purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the “Offer”) Interests with an aggregate value of $50,000,000, at a 25% discount to net asset value as described below, in exchange for an aggregate amount of cash up to $37,500,000 (the “Offer Amount”; as used in the Offer, the term “Interest” or “Interests,” as the context requires, shall refer to interests in the Fund and portions thereof representing limited partnership interests in the Fund and those interests and portions thereof that have been tendered for repurchase) in the Fund or portions thereof pursuant to tenders by Partners at a price calculated in accordance with the definition of “Purchase Price” as set forth herein as of September 30, 2021. The Offer is currently scheduled to expire at midnight, Central Time, on September 13, 2021 (such time and date, as it may be extended, the “Expiration Date”). The Offer is being made to all Partners and is subject to certain conditions described below. The Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Amended and Restated Agreement of Limited Partnership dated as of June 17, 2021 (the “LP Agreement”).

The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in Cypress Creek Private Strategies Master Fund, L.P. (the “Master Fund”). Each of the Feeder Funds is making a concurrent cash repurchase offer to its investors. The Offer is conditioned upon, among other things, a minimum participation by investors across all Feeder Fund repurchase offers of an amount of aggregate Feeder Fund interests (including Fund Interests) with a value of $10,000,000 as of the Effective Date before applying the Purchase Price formula as described below (the “Minimum Participation Requirement”). If the Minimum Participation Requirement is not met, and the Investment Adviser does not elect to waive this condition, the Fund will be unable to sell Master Fund interests to the Third Party Feeder and the Offer may be cancelled, in which case Interests will not be repurchased. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder.

As discussed in the Fund’s December 2020 Proxy Statement, the Fund is making a cash repurchase offer to provide Partners the opportunity to liquidate their Interests (or a portion thereof). The Purchase Price is less than the net asset value of the Interests and may be less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to

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the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Interests. The actual amount which Partners could receive for Interests in the future and the timing of any such liquidation opportunities is uncertain. In order to participate in the Offer, a Partner must tender their entire Interest in the Fund. Partial Interests tendered for repurchase will not be accepted by the Fund.

Partners who desire to retain their investment in the Fund may ignore the Offer.

Proceeds for Interests tendered and accepted will be paid in cash. Bouldin Avenue Capital, LLC, an entity unaffiliated with the Fund or Investment Adviser, has offered, on behalf of one or more newly formed funds it manages, to purchase Master Fund interests held by the Fund (and the other Feeder Funds) with an aggregate value of $50,000,000, at a 25% discount to net asset value as described below, in exchange for an aggregate amount of cash up to $37,500,000. In order to provide Partners an opportunity for liquidity, albeit at a discount to net asset value reflecting the possible sale of Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC, the Fund, the Master Fund and the other Feeder Funds have entered into an agreement (“Purchase and Sale Agreement”) with the funds managed by Bouldin Avenue Capital, LLC. To the extent Partners tender their interests to the Fund and the Fund sells Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC reflecting such tenders to the Fund, the funds managed by Bouldin Avenue Capital, LLC will become third party feeder funds (collectively referred to herein as the “Third Party Feeder”) by owning the Master Fund interests, and thereafter will hold such interests on the same terms as the Fund and other Feeder Funds. The Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund or Endowment Advisers, L.P. (the “Investment Adviser). The Third Party Feeder will purchase Master Fund interests held by the Fund at a price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Interests tendered in response to the Offer at the same discount to net asset value. The Fund, through the Offer, is offering to repurchase Interests at the same price to be paid by the Third Party Feeder in connection with its purchase of the Master Fund interests from the Fund.

Partners are not tendering Interests to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder.

Partners desiring to tender all or any portion of their Interests in accordance with the terms of the Offer should complete and sign the appropriate forms in accordance with the procedures in the Offer to Purchase.

IMPORTANT

NONE OF THE FUND, THE INVESTMENT ADVISER OR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY INVESTOR AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

THE PURCHASE PRICE FOR INTERESTS TENDERED PURSUANT TO THE OFFER WILL BE BELOW THE NET ASSET VALUE OF THE INTERESTS.

BECAUSE EACH PARTNER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY

INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer to Purchase may be directed to the Investment Adviser.

Endowment Advisers, L.P. P.O. Box 2175 Milwaukee, WI 53201 Phone: (800) 725-9456

CYPRESS CREEK PRIVATE STRATEGIES TEI FUND, L.P.

OFFER to PURCHASE

SUMMARY TERM SHEET

•	As discussed in the Fund’s December 2020 Proxy Statement, the Fund is making a cash repurchase offer to provide Partners the opportunity to liquidate their Interests (or a portion thereof). Capitalized terms used in the Offer filing but not otherwise defined shall have the meanings ascribed to them in the Fund’s Amended and Restated Agreement of Limited Partnership dated as of June 17, 2021 (the “LP Agreement”). The Offer is being made simultaneously with tender offers by the other Feeder Funds (as defined below), and is contingent upon the satisfaction of certain conditions set forth herein.

•	The Purchase Price is less than the net asset value of the Interests and may be less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Interests. In order to participate in the Offer, a Partner must tender their entire Interest in the Fund. Partial Interests tendered for repurchase will not be accepted by the Fund. The actual amount which Partners could receive for Interests in the future and the timing of any such liquidation opportunities is uncertain. The estimated purchase price for each tendered Interest will be calculated in accordance with the definition of the “Purchase Price” as set forth herein as of September 30, 2021 (the “Effective Date”).

•	The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in Cypress Creek Private Strategies Master Fund, L.P. (the “Master Fund”). The Offer is conditioned upon the satisfaction of certain conditions set forth in the Purchase and Sale Agreement, which specifies, among other things, a minimum participation across all Feeder Fund repurchase offers of an amount of aggregate Feeder Fund interests (including Interests) with a value of $10,000,000 as of the Effective Date before applying the Purchase Price formula as described below (the “Minimum Participation Requirement”). If the Minimum Participation Requirement is not met, and the Investment Adviser does not elect to waive this condition, the Fund will be unable to sell Master Fund interests to the Third Party Feeder and the Offer may be cancelled, in which case Interests will not be repurchased. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder. In addition, if the participation across all Feeder Fund repurchase offers as of the Effective Date, after applying the Purchase Price formula as described below, exceeds $37,500,000 ($50,000,000 of undiscounted Interests) of aggregate Feeder Fund interests (including Interests), the Third Party Feeder will pro rata reduce its purchase of Master Fund interests from the Fund and the other Feeder Funds reflecting the proportionate amount of the aggregate Master Fund net asset value that the Fund and each other Feeder Fund had offered to sell based on Partner participation. As a result, the Fund may repurchase less than the full amount of Interests that you have tendered. After the Expiration Date, any Partner tendering Interests may inquire of Endowment Advisers, L.P. (the “Investment Adviser”), to the approximate percentage of any anticipated pro ration of the Interests to be repurchased in the Offer. The Board of the Fund has approved a tender offer for the Fund’s outstanding Interests. The Offer will remain open until midnight, Central Time, on September 13, 2021, but the Fund may extend this date (such time and date, as it may be extended, the “Expiration Date”). The Offer may be extended for the purpose of meeting the Minimum Participation Requirement or certain other conditions to the Offer.

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•	As noted below, the Fund may be subject to limited liquidity during the Transition (as defined below), and transfers and sales of Interests are strictly limited under the LP Agreement.

•	The Fund is conducting the Offer as a one-time offer. Proceeds for Interests tendered and accepted will be paid in cash. Bouldin Avenue Capital, LLC, an entity unaffiliated with the Fund or the Investment Adviser, has offered, on behalf of one or more newly formed funds it manages, to purchase Master Fund interests held by the Fund (and the other Feeder Funds) with an aggregate value of $50,000,000, at a 25% discount to net asset value as described below, in exchange for an aggregate amount of cash up to $37,500,000. In order to provide Partners an opportunity for liquidity, albeit at a discount to net asset value reflecting the possible sale of Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC, the Fund, the Master Fund and other Feeder Funds have entered into an agreement (the “Purchase and Sale Agreement”) with the funds managed by Bouldin Avenue Capital, LLC. To the extent Partners tender their interests to the Fund and the Fund sells Master Fund interests to the funds managed by Bouldin Avenue Capital, LLC reflecting such tenders to the Fund, the funds managed by Bouldin Avenue Capital, LLC will become third party feeder funds (collectively referred to herein as the “Third Party Feeder”) by owning the Master Fund interests, and thereafter will hold such interests on the same terms as the Fund and other Feeder Funds. The Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund and the Adviser. If the Minimum Participation Requirement and other conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder and/or the Investment Adviser, waived), the Third Party Feeder will purchase Master Fund interests held by the Fund at a purchase price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Interests tendered in response to the Offer. The Fund, through the Offer, is offering to repurchase Interests at the same price to be paid by the Third Party Feeder in connection with its purchase of the Master Fund interests from the Fund.

•	Investors are not tendering Interests to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder. As discussed in more detail below, the Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund or the Investment Adviser, who have made, in the course of analyzing the purchase price offered in the Purchase and Sale Agreement, professional determinations with respect to the Master Fund and its potential. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Partners. To the extent any Partner participates in the Offer, such Partner will necessarily be foregoing any return from the Fund and the Master Fund with respect to Interests tendered in the Offer.

•	The Offer remains open until the Expiration Date, unless extended. You may withdraw by right your Interest at any time until the earlier to occur of the date such tenders Interests are accepted or the Effective Date. Following the acceptance of Interests for purchase in the Offer, you will not have the right to withdraw your tendered Interests. If you would like to tender your Interests, you should contact your Financial Advisor who will provide you with a customized Tender Offer Form for you to sign and return. The Letter of Transmittal contained in this Offer to Purchase includes a sample Tender Offer Form for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Financial Advisor. Upon receiving the signed Tender Offer Form, your Financial Advisor will need to submit the order with the properly completed tender form prior to the Expiration Date. The value of your limited partnership

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interests will likely change between the most recent time the net asset value was calculated and communicated to you and the Effective Date, when the value of your investment will be determined for purposes of calculating your Purchase Price.

•	Please note that although you have the opportunity to have your Interests repurchased, we have the right, subject to applicable law and the conditions described herein, to cancel, amend or postpone the Offer prior to the earlier to occur of the Expiration Date (as such may be extended) or when the tendered Interests have been accepted by the Fund.

•	If you do not wish to tender your Interests, you may ignore the Offer.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide Partners with a liquidity option during the Transition. Transfers and sales of Interests are strictly limited by the LP Agreement.

The Fund is one of multiple Feeder Funds that invest substantially all of their assets in the Master Fund. Pursuant to the Purchase and Sale Agreement and assuming the Minimum Participation Requirement is met, the Third Party Feeder will acquire Master Fund interests from the Fund and other Feeder Funds. As a result of the Offer, the Third Party Feeder (and its investors) owning a significant amount of the Master Fund’s interests may be deemed to be a control person of the Master Fund.

Interests that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased and cancelled by the Fund, resulting in a potential increase in the expenses borne by remaining Partners in the Fund.

2. Offer to Purchase and Price. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to the Offer Amount of outstanding Interests that are properly tendered by and not withdrawn before the Expiration Date.

All Partners will receive the same proceeds on a per Interest basis. The purchase of Interests in the Offer shall be made at a price (the “Purchase Price”) determined by the pricing formula below.

Purchase Price = Base Value * (1 - Discount Percentage)

The “Base Value” for each Partner will be the net asset value of the Fund determined as of September 30, 2021 attributable to such Partner. For example, if a partner’s capital account balance is valued at $100 as of September 30, 2021, the Base Value for such Partner is $100.

The “Discount Percentage” is 25%.

As an example, if a Partner has a Base Value as of September 30, 2021 of $100, and assuming no pro rata reductions occur, such Partner would receive a Purchase Price of $75, because $100 * (1 - 0.25) = $75.

Oversubscription and Execution on a Pro Rata Basis: If the aggregate value as of the Effective Date of the Interests tendered to the Fund, after applying the discount, exceed the amount of the Offer, all Partners tendering will be pro rata reduced and the Fund will attempt to sell the maximum $37,500,000 ($50,000,000 of undiscounted Interests) amount of Master Fund interests to the Third Party Feeder. If Partners tender less than the Offer, the Fund will not initially reduce the amount of the Offer. In addition, however, if participation across all Feeder Fund repurchase offers as of the Effective Date, after applying the Purchase Price formula as described above, exceeds $37,500,000 ($50,000,000 of undiscounted Interests) of aggregate Feeder Fund interests (including Interests), the Third Party Feeder will pro rata reduce its purchase of Master Fund interests from the Fund and the other Feeder Funds reflecting the proportionate amount of the aggregate Master Fund

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net asset value that the Fund and each other Feeder Fund had offered to sell based on Partner participation. As a result, the Fund may repurchase less than the full amount of Interests that you have tendered. After the Expiration Date, any Partner tendering Interests may inquire of the Investment Adviser to the approximate percentage of any anticipated pro ration of the Offer.

The value of the Master Fund’s assets may increase over time, and any Partner tendering Interests that are accepted by the Fund in the Offer will not benefit from any future increase in value with respect to tendered Interests.

The Fund reserves the right to extend, amend or cancel the Offer as described herein. The Fund may extend the Offer to meet the Minimum Participation Requirement or other conditions to the Offer.

None of the Investment Adviser nor its affiliates will participate in the Offer by tendering any Interests they may hold.

3. Amount of Tender. Subject to the conditions set forth herein, all Interests tendered will be accepted for repurchase by the Fund unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, in accordance with the terms and conditions hereof.

At the present time, certain Managers, members of the Board and officers of the Fund or of a Fund affiliate have not indicated their intentions to have their Interests acquired in the Offer (or to have their interests of other feeder funds of the Master Fund acquired in parallel tender offers being made simultaneously with this tender offer by such other feeder funds of the Master Fund).

4. Procedure for Tenders. Investors wishing to tender Interests pursuant to the Offer should contact their Financial Advisor who will provide a customized Tender Offer Form to be signed and returned. The completed and executed Tender Offer Form must be submitted by the Financial Advisor prior to the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. A Partner choosing to fax a Letter of Transmittal should also send the original completed and executed Letter of Transmittal (the enclosed Tender Offer Form will suffice) promptly.

Investors wishing to confirm receipt of a Letter of Transmittal may contact their Financial Advisor. The method of delivery of any documents is at the election and complete risk of the Partner tendering an Interest, including, but not limited to, the failure of the Placement Agent to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular Partner, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None the Fund, the Investment Adviser, the Placement Agent nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. You may withdraw by right your Interest at any time until the earlier to occur of the date such tender Interests are accepted by the Fund or the Effective Date. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such Interests. To be effective, any

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notice of withdrawal must be timely received by the Placement Agent. Investors should contact their Financial Advisor who will provide a withdrawal notice form to be signed and returned. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be re-tendered prior to the Expiration Date by following the procedures for tenders described above.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted Interests that are tendered when the Fund gives written notice to the tendering Partner of the Fund’s election to purchase such Interests. Payment for Interests will be made as promptly as possible, although settlement of the Offer and payment of the Purchase Price will be delayed beyond the Effective Date. The estimated net asset value will be determined after all allocations to capital accounts of the investors required to be made by the LP Agreement have been made.

The Purchase Price will be paid in cash. Please see section 2 for a detailed description of the Purchase Price, which is less than the net asset value of Interests and may be materially less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Interests. The actual amount which Partners could receive for Interests in the future and the timing of any such liquidation opportunities is uncertain.

The valuations reported by the Investment Funds, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that later time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Investment Funds’ independent auditors and generally will be adjusted as a result of such audits. The Fund anticipates such adjustments could be material and likely will result in adjustments of the Fund’s net asset value at the time of the Fund’s annual audit following the end of its fiscal year. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision would not affect the amount of the repurchase proceeds of the Fund received by Partners who had their Interests repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations affect the Fund’s net asset value, the Partners may be adversely affected by prior repurchases to the benefit of Partners who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the remaining Partners’ Interests and to the detriment of Partners who previously had their Interests repurchased at a net asset value lower than the adjusted amount.

The repurchase of Interests is subject to regulatory requirements imposed by the Securities and Exchange Commission (“SEC”). The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Conditions of the Offer are set forth in section 7 below.

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Each Partner whose Interest (or a prorated portion thereof if the Offer is oversubscribed) has been accepted for repurchase will continue to be a Partner of the Fund until the Effective Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Effective Date. Moreover, the capital account maintained in respect of a Partner whose Interest (or portion thereof) has been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Effective Date, and such Partner’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Effective Date.

The Fund will not impose any charges on Partners participating, and all Partners will be subject to the same terms. Interests will be repurchased at a price that reflects a discount to net asset value as described herein.

7. Certain Conditions of the Offer. The Fund reserves the right, subject to applicable law, at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is pending by notifying Partners of such extension. If the Fund extends the period during which the Offer is open, the Effective Date may, in the discretion of the Board, be delayed to a later date. During any extension of the Offer, all Interests previously tendered and not withdrawn will remain subject to the Offer.

The Fund may amend the Offer or postpone the acceptance of tenders made pursuant to the Offer (and, by extension, the Effective Date) in order to allow for the conditions described above to be satisfied. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent required, extend the period of time during which the Offer is open as provided above and will promptly notify Partners.

8. Certain Information About the Fund. There have been no transactions in the Fund’s securities affected in the past sixty days. The principal executive office of the Fund is located at 712 W. 34th Street, Suite 201, Austin, Texas 78705 and the telephone number is (800) 725-9456. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement.

Based on June 30, 2021 estimated values, Mr. William P. Prather III, Manager, Director and Principal Executive Officer of the Fund, does not have any direct beneficial ownership in the Fund, but beneficially owns an aggregate of $119,285 of the interests in the fund complex, which includes the Feeder Funds, the Master Fund, and other funds not involved in the Offer (the “Fund Complex”).

Based on June 30, 2021 estimated values, Mr. Richard A. Rincon, Manager, Vice President, Treasurer and Secretary of the Fund, does not have any direct beneficial ownership in the Fund, but beneficially owns an aggregate of $119,285 of the interests in the Fund Complex.

None of the other directors of the Fund have any beneficial ownership in the Fund Complex.

The Fund does not have any plans or proposals that relate to or would result in: (1) an extraordinary transaction, such as a merger, reorganization, or liquidation involving the Fund; (2) other than as described herein, the acquisition by any of the above of additional Interests in the Fund, or the disposition of Interests in the Fund; (3) other than as described herein, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) other than as described herein, any change in the identity of the Investment Adviser or the Managers or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director or to change any material term of the investment advisory arrangements with the Investment Adviser; (5) any other material change in the Fund’s structure or business, including any

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plans or proposals to make any changes in its fundamental investment policies, as amended, for which a vote would be required by Section 13 of the 1940 Act; (6) any acquisition by any person of additional securities of the Fund, or, other than as described herein, the disposition of securities in the Fund; or (7) any changes in the LP Agreement or other actions that might impede the acquisition of control of the Fund by any person.

The Master Fund and the Feeder Funds (including the Fund) have negotiated and entered into the Purchase and Sale Agreement with the Third Party Feeder. Under the Purchase and Sale Agreement, the Third Party Feeder has agreed to purchase Master Fund interests held by the Fund (and the other Feeder Funds) at a discount to net asset value corresponding to the Purchase Price reflected in the Offer. The Purchase and Sale Agreement is subject to certain conditions, including the requirement of a minimum participation of Feeder Fund investors holding interests, in the aggregate, equal to the Minimum Participation Requirement. If the Minimum Participation Requirement is not met, the Offer may be cancelled, in which case Interests would not be accepted for repurchase and Partners would remain invested in the Fund. If the Minimum Participation Requirement and other conditions of the Offer are met or waived by the Third Party Feeder and/or the Investment Adviser, the Third Party Feeder will purchase Master Fund interests from the Fund at the agreed upon purchase price. If the Offer is oversubscribed, the Fund will pro rata reduce Interests tendered and use such remaining amount in calculating the amount of Master Fund interests to be sold to the Third Party Feeder. In addition, if the participation in the aggregate across all Feeder Fund repurchase offers as of the Effective Date, after applying the Purchase Price formula as described above, exceeds $37,500,000 ($50,000,000 of undiscounted Interests) of aggregate Feeder Fund interests (including Interests), the Third Party Feeder will pro rata reduce its purchase of Master Fund interests from the Fund and the other Feeder Funds reflecting the proportionate amount of the aggregate Master Fund net asset value that the Fund and each other Feeder Fund had offered to sell based on Partner participation. The agreed upon purchase price is reflected in the Purchase Price of the Offer such that the purchase price the Third Party Feeder pays for the Fund’s Master Fund interests will equal the Purchase Price the Fund pays Partners for tendered Interests.

The Third Party Feeder is owned by sophisticated investors, unaffiliated with the Fund or the Investment Adviser. If the Minimum Participation Requirement and other conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder and/or the Investment Adviser, waived) and the purchase of Interests by the Third Party Feeder is completed, the Offer will result in the Third Party Feeder acquiring a potentially significant interest in the Master Fund. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Fund Partners. All Master Fund interests are equal, but to the extent that the interests of investors in the Third Party Feeder hereto conflict with those of the Fund or Partners, the Third Party Feeder investors’ interests by voting could have a significant effect on determining the outcome of any Master Fund votes, which could adversely affect the Fund and the Partners.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from Partners pursuant to the Offer. Investors should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

A Partner who tenders all of its Interests to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Partner and such Partner’s adjusted tax basis in its Interests. The amount realized will include the investor’s allocable share of the Fund’s nonrecourse borrowings (as defined for Federal income tax purposes), if any. Gain, if any, will be recognized by a tendering Partner only as and after the total proceeds received by such Partner exceed the investor’s adjusted tax basis in its Interests. A Partner’s tax basis in its Interests generally will be adjusted for Fund

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income, gain, deduction or loss allocated, for tax purposes, to the Partner for periods prior to the purchase of the Interests by the Fund. A tax loss, if any, will be recognized by the Partner only after the tendering Partner has received full payment from the Fund. This capital gain or loss will be short-term or long-term depending upon the Partner’s holding period for its Interests at the time the gain or loss is recognized. United States Treasury Regulations provide that a Partner may have a fragmented holding period for its Interests if the Partner has made contributions to the Fund at different times. However, a tendering Partner will recognize ordinary income to the extent such Partner’s allocable share of the Fund’s “unrealized receivables” or items of Fund inventory exceeds the Partner’s basis in such unrealized receivables or items of Fund inventory, as determined pursuant to the United States Treasury Regulations. For these purposes, accrued but untaxed market discount if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the tendering Partner. If the Offer is oversubscribed, and as a result less than all of a Partner’s Interests are tendered to the Fund for repurchase, the Partner will recognize gain (but not loss) in a similar manner only to the extent that the amount of the proceeds received exceeds such Partner’s adjusted tax basis in its Interests.

Pursuant to the authority granted to it under the LP Agreement, the Investment Adviser may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Partner to the extent its proceeds would otherwise exceed its adjusted tax basis in its Interests. Such a special allocation may result in the withdrawing Partner recognizing capital gain, which may include short-term gain, in the Partner’s last taxable year in the Fund, thereby reducing the amount of any long-term capital gain recognized during the tax year in which it receives its proceeds upon withdrawal.

Such gain, if recognized by a Partner that is a tax-exempt entity, should not constitute unrelated business taxable income, unless such Partner has incurred acquisition indebtedness with respect to its Interests in the Fund.

The Third Party Feeder’s purchase of Master Fund interests held by the Cypress Creek Private Strategies Offshore TEI Fund, Ltd. (through which the Fund invests in the Master Fund) (the “Offshore Fund”) will result in the recognition of certain gain taxable to the Offshore Fund as income “effectively connected” with any U.S. trade or business conducted, or United States real property interests held, by certain Investment Funds in which the Master Fund invests. Any such gain will be taxable to the Offshore Fund at the U.S. corporate income tax rate of 21%, together with a branch profits tax of 30% on the “dividend equivalent amount” remaining after the corporate income tax is applied. Estimated taxes will be withheld from the portion of purchase price expected to constitute such effectively connected income. The identification of assets that might result in such effectively connected income and the calculation of gain attributable to such assets are both difficult, and in making such determinations the Master Fund and the Offshore Fund must rely in large part on estimates based upon information provided by the Investment Funds in which the Master Fund invests, which information may be limited. Taxes resulting from the recognition of such gain will reduce the value of the Offshore Fund and the amount received by tendering Partners.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, investors in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

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The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at (800) 725-9456 or from the SEC’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. For more information about its operation, call (202) 551-8090.

Financial Statements

The audited financial statements of the Fund for the fiscal year ended December 31, 2020, and the schedule of investments dated December 31, 2020, both filed with the SEC on EDGAR on Form N-CSR on March 10, 2021, are hereby incorporated by reference.

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